                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements; File No.33-12510, No. 33-19290, No. 33-31456,
No. 33-32969, No. 33-33350, No. 33-39331, No. 33-47308, No. 33-47305,
No. 33-50256, No. 33-50254, No. 33-50258, No. 33-55492, No. 33-57516,
No. 33-53205, No. 33-53475, No. 33-54991, No. 33-58029, No. 33-59219,
No. 33-61555, No. 33-62601, No. 33-60419, No. 333-01681, No. 333-01833,
No. 333-04471, No. 333-04465, No. 333-04468, No. 333-04469, No. 333-05701,
and No. 333-18993.


                                              Arthur Andersen LLP


Philadelphia, PA
March 24, 1997